Exhibit 99.1

Hercules Provides Interim Portfolio Update for Q1 2017

•	Closed total new debt and equity commitments of $190.7 million to twelve (12) companies including eight (8) new and four (4) existing portfolio companies for Q1 2017

•	Unscheduled principal repayments “early pay-offs” of $100.3 million for Q1 2017

•	Six (6) Hercules portfolio companies currently in IPO Registration

PALO ALTO, Calif., April 17, 2017 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today provided its interim portfolio update for the first quarter 2017.

“Our first quarter 2017 portfolio activity reflects our slow and steady, conservative underwriting posture as we continue to navigate through the uncertainty of the new administration policies to be deployed, closing over $190 million of new commitments, adding eight new innovative venture growth stage technology and life sciences companies, backed by some of the leading venture capital firms in the U.S., to our portfolio,” stated Manuel A. Henriquez, chairman and chief executive officer of Hercules. “We continue to be guardedly optimistic and well positioned in the first half of 2017, maintaining a highly asset sensitive balance sheet that will benefit from future rate increases, having a strong-liquidity position to onboard investments that meet our stringent underwriting practices and maintaining a low-leveraged balance sheet, as we monitor the macro economic environment of the new administration’s proposed fiscal policies.”

New Debt and Equity Commitments for Q1 2017:

As of March 31, 2017, Hercules has originated $190.7 million of new debt and equity commitments to twelve (12) new and existing portfolio companies.

Twelve (12) new commitments to innovative venture growth stage companies:

Technology Portfolio – $73.7 Million

•

$40.0 million to a leading technology developer that provides advanced text analytics, enterprise survey and customer engagement to help hundreds of the world’s leading brands understand and improve their customer experience

•	$15.0 million to a developer and pioneer of analytical devices for chemical and biomolecule analysis

•	$15.0 million to a leading provider of on-demand project management software for small and midsize companies

•

$3.7 million equity investment to a technology developer that provides the most complete enterprise social technology in the world, designed to help large companies collaborate across their entire organization to create intuitive, superior customer experiences across every social channel

Life Sciences Portfolio – $100.0 Million

•	$55.0 million to a leading clinical-stage biopharmaceutical company focused on acquiring, developing and commercializing novel therapeutics for the treatment of dementia

•

$20.0 million to a biopharmaceutical company committed to the development and commercialization of innovative new treatments for people with serious, rare muscle diseases through the application of adeno-associated virus (AAV) gene therapy technology

•	$15.0 million to a medical devices company focused on bringing innovative, cost-effective, surgical reconstruction solutions to surgeons, hospitals and patients

•	$10.0 million to a biopharmaceutical company focused on discovering and developing drugs to improve outcomes for patients with cancer

New Commitments to Four (4) Existing Portfolio Companies – $17.0 Million

Unscheduled Early Principal Repayments “Early Pay-Offs:”

As of March 31, 2017, Hercules received $100.3 million in unscheduled early principal repayments “early pay-offs.”

Portfolio Company IPO, M&A and Other Activity in Q1 2017:

IPO Activities

As of March 31, 2017, Hercules held warrant and equity positions in six (6) portfolio companies that had filed Registration Statements in contemplation of a potential IPO, including:

•	Six (6) companies filed confidentially under the JOBS Act

There can be no assurances that companies that have yet to complete their IPOs will do so.

M&A Activities

1.

In January 2017, Hercules’ portfolio company Merrimack Pharmaceuticals, Inc. (NASDAQ: MACK) announced that it had entered into a definitive asset and sale agreement with Ipsen (Euronext: IPN; ADR:IPSEY), a global specialty-driven pharmaceutical group committed to discovering new solutions for targeted debilitating diseases. Merrimack intends to use part of the proceeds to extinguish the $175.0 million in outstanding Senior Secured Notes due in 2022. Hercules anticipates the transaction to be completed by the end of Q1 2017, with the potential repayment of its outstanding debt obligation to follow.

2.

In February 2017, Hercules’ portfolio company Jaguar Animal Health, Inc. (NASDAQ: JAGX) entered a binding merger agreement with Napo Pharmaceuticals, a company that focuses on the development and commercialization of proprietary pharmaceuticals for the global marketplace in collaboration with local partners. Subject to the conditions to closing, the proposed merger is expected to close during the second quarter of 2017.

3.

In February 2017, Hercules’ portfolio company Nasty Gal, a Los Angeles, CA-based fashion retail website for girls that sells vintage clothing, shoes and accessories, was acquired by Boohoo.com, a Manchester, England-based online fashion retailer, for $20.0 million in consideration for Nasty Gal’s intellectual property assets and customer databases. Hercules initially committed $20.0 million in venture debt financing, and has an outstanding balance at cost on its senior secured term loan with Nasty Gal of $13.1 million as of December 31, 2016. On February 28, 2017, Hercules received a partial payment of $12.6 million from the sale of Nasty Gal assets, with full repayment expected upon close of escrow.

4.

In February 2017, Hercules’ portfolio company Persimmon Technologies Corporation, a manufacturer and distributor of vacuum robotics, entered into a definitive agreement with Sumitomo Heavy Industries, Ltd. to be acquired in an all-cash transaction. In March 2017, the acquisition was completed. Persimmon will become a subsidiary of Sumitomo Heavy Industries. Hercules initially committed $7.0 million in venture debt financing in December 2015 and held warrants for 63,348 shares of Preferred Series D stock as of December 31, 2016.

5.

In February 2017, Hercules portfolio company JumpStart is actively engaged in confidential M&A activity, which if completed could result in significant recovery of previously impaired loan. Financial terms were not disclosed. However, M&A negotiations are subject to many factors and hard to predict as to if or when they will be completed, if at all.

6.

In March 2017, Hercules’ portfolio company Cerulean Pharma Inc. (NASDAQ: CERU) announced it has entered into a definitive stock purchase agreement with Daré Bioscience, a privately-held, clinical-stage pharmaceutical company advancing products for women’s reproductive health, under which the equity holders of Daré Bioscience will become the majority owners of Cerulean, subject to the approval by stockholders of Cerulean. Cerulean also announced the sale of certain assets to BlueLink Pharmaceuticals and Novartis. Cerulean also announced that, in connection with these transactions, it is paying off its debt facility with Hercules. Hercules initially committed $26.0 million in venture debt financing, and had an outstanding balance at cost on it senior secured term loan with Cerulean of $14.0 million as of December 31, 2016.

7.	In March 2017, Hercules’ portfolio company SOASTA, Inc., announced that it had entered into an agreement with Akamai Technologies, Inc. (NASDAQ: AKAM), a leading content delivery services provider for media and software delivery and cloud security solutions, to be acquired in an all-cash transaction. Akamai Technologies announced on April 7, 2017, that it had completed the acquisition. Hercules initially committed $18.5 million in venture debt financing in August 2014, and currently holds warrants for 410,800 shares of common stock as of December 31, 2016.

8.

In November 2016, Hercules’ portfolio company FanDuel Inc. announced a merger agreement with sports technology company DraftKings, Inc. The transaction is expected to close in 2017. Financial terms were not disclosed. The transaction is subject to customary closing conditions and regulatory approvals.

9.

In August 2016, Hercules’ portfolio company IronPlanet, a leading online marketplace for used heavy equipment and other durable assets, announced that it had entered into a definitive agreement with Ritchie Bros. Auctioneers Incorporated (NYSE & TSX: RBA), the world’s largest industrial auctioneer and a leading equipment distributor, to be acquired for approximately US $758.5 million, subject to customary closing adjustments. Hercules initially committed $37.5 million in venture debt financing to IronPlanet in October 2014. Hercules currently holds warrants for 1.2 million shares of Preferred Series D stock, as of December 31, 2016.

Other Activities

1.

In March 2017, Hercules’ portfolio company Sungevity, Inc. announced that it had commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware, in order to facilitate a financial and corporate restructuring to strengthen their balance sheet and recapitalize the company. During the Chapter 11 proceedings, the company expects operations to continue uninterrupted. In connection with the restructuring process, and under Section 363 of the Bankruptcy Code, Sungevity entered into an asset purchase agreement with a group of investors, led by Northern Pacific Group. On April 7, 2017, the U.S. Bankruptcy Court approved Sungevity’s DIP financing facility on a final basis.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.7 billion to over 375 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.” In addition, Hercules has one outstanding bond issuance of 6.25% Unsecured Notes due July 2024 (NYSE: HTGX).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B)

of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com